Exhibit 10.4

Execution Version

SETTLEMENT, GENERAL RELEASE AND SEVERANCE AGREEMENT

This Settlement, General Release and Severance Agreement (this “Agreement”) must be returned to Cindy Cox, Chief Human Resources Officer, Flowers Bakeries, LLC, 1919 Flowers Circle, Thomasville, GA 31757, within twenty-one (21) calendar days after it is provided to Terry Thomas (“Mr. Thomas”), otherwise this offer is withdrawn. Depositing the signed Agreement in the mail within this 21-day calendar day period is sufficient to meet this requirement. This Agreement may be revoked by Mr. Thomas within seven (7) calendar days after it was signed by filing a written revocation notice with Cindy Cox at the above address.

No changes may be made to this General Release and Severance Agreement.

This Agreement is entered into by and between Mr. Thomas for himself, his spouse (if any), beneficiaries, heirs, administrators, executors, successors, assigns, agents and representatives, and Flowers Bakeries, LLC (the “Company”).

WHEREAS, Mr. Thomas’s position with the Company is eliminated effective April 24, 2026;

WHEREAS, the Company and Mr. Thomas desire to resolve all issues surrounding the separation of Mr. Thomas’s employment in a comprehensive manner;

NOW, THEREFORE, for and in consideration of the above and the additional covenants and agreements set forth herein, Mr. Thomas and the Company (the “parties”) agree as follows:

1.
Status of Employment. Mr. Thomas agrees that he will no longer serve as Chief Growth Officer of Flowers Foods, Inc., and will cease employment with the Company and its affiliates, effective April 24, 2026 (the “Separation Date”). Mr. Thomas also agrees that, as of the Separation Date, he will terminate from all other positions he holds (if any) as an officer, employee or director of the Company and the Company’s subsidiaries and affiliates, and that he will promptly execute any documents and take any actions as may be necessary or reasonably requested by the Company to effectuate or memorialize his termination from all positions with the Company and its subsidiaries and affiliates.
2.
Consideration.
a.
As consideration for the covenants and promises made within this Agreement, and provided Mr. Thomas does not revoke this Agreement as provided for in Paragraph 26 herein, the Company will pay or provide, or cause to be paid or provided, to Mr. Thomas a cash payment in an amount equivalent to (i) eighteen (18) months of base salary in the total gross amount of $1,004,250 and (ii) twelve (12) months of COBRA or other medical coverage in the amount of $29,616. The cash payment will be paid in one lump sum less legally required deductions, within 14 days following the Effective Date of this Agreement as defined in Paragraph 26.

Initials

/s/ TT

TT

/s/ CC

FB

b.
Mr. Thomas understands and acknowledges he shall not be entitled to any other payments or benefits from Company or its affiliates other than those expressly set forth in Paragraph 2.a. herein (the “Severance Benefits”), and that the Severance Benefits will be in full satisfaction of any amounts due to Mr. Thomas under the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan (as amended or amended and restated from time to time) and all other compensation arrangements of the Company and its affiliates. Mr. Thomas further acknowledges and agrees that the Severance Benefits do not constitute benefits to which Mr. Thomas would otherwise be entitled as a result of his termination of employment with the Company, and that such Severance Benefits would not be due unless Mr. Thomas signs (and does not revoke) this Agreement.
c.
Mr. Thomas further understands and agrees that a portion of the consideration for this Agreement is his ongoing compliance with the terms of this Agreement and the confidentiality and non-solicitation provisions in this Agreement, over time. Mr. Thomas further acknowledges and agrees that the obligation of the Company or its affiliates to pay or provide the Severance Benefits shall cease if Mr. Thomas materially breaches Paragraph 9, 10 or 12 of this Agreement. Mr. Thomas also acknowledges that if any payments are made to him under the terms of this Agreement, but are suspended as a result of a breach of Paragraph 9, 10 or 12 of this Agreement, then the payments made to Mr. Thomas are satisfactory and adequate consideration for the covenants and releases made by Mr. Thomas herein. Nothing in this Paragraph 2.c. will be deemed to limit the Company’s or its affiliates’ remedies at law or in equity for any breach by Mr. Thomas of any of the provisions of this Agreement that may be pursued or availed of by the Company or its affiliates.
3.
General Release of Claims.
a.
For the above-stated consideration, the receipt and sufficiency of which are hereby acknowledged, Mr. Thomas, on behalf of himself and anyone claiming through him, including each and all of his legal representatives, administrators, executors, heirs, successors and assigns, hereby fully, finally and forever releases, absolves and discharges the Company, and each of the Company’s past and present affiliated companies and entities (including, but not limited to, Flowers Foods, Inc., and all such companies’ and entities’ predecessors as well as its and their employee benefit plans and programs, insurers, subcontractors, successors and assigns, and any and all of its and their past, present and future directors, officers, employees, representatives, attorneys, trustees, administrators, fiduciaries, and agents and all persons acting by, through, under or in concert with any of them, both individually and as agents or representatives of the aforementioned companies and entities, and their successors and assigns) (the “Released Parties”), from any and all claims,

Initials

/s/ TT

TT

/s/ CC

FB

charges, complaints, suits, demands, controversies, causes of action, losses, damages, costs, expenses or liabilities of any kind whatsoever, including attorneys’ fees and costs, whether known or unknown, asserted or unasserted, foreseen or unforeseen, whether brought individually, as a member or representative of a class, or derivatively on behalf of the Released Parties or shareholders of any of them, which he ever had, or may claim to have had, from the beginning of time until as of the moment he signs this Agreement, including, without limiting the generality of the foregoing, any claim arising out of or under (i) any aspect of Mr. Thomas’s employment with the Company and/or his separation therefrom; and/or (ii) any federal, state, local or other governmental statute, regulation, ordinance, or common law. For purposes of this Agreement, an “affiliated” company or entity means a company or entity that controls, is controlled by, or is under common control with, the Company.
b.
Mr. Thomas understands and acknowledges that the General Release in Paragraph 3.a. of this Agreement includes, without limiting the generality of the foregoing, all claims, complaints, or liabilities, whether known or unknown, which he ever had, or may claim to have had, as of the moment he signs this Agreement, arising out of: (a) Title VII of the Civil Rights Act of 1964, as amended; (b) the Age Discrimination in Employment Act of 1967, as amended; (c) the Fair Labor Standards Act; (d) the Older Workers Benefit Protection Act of 1990; (e) the Employee Retirement Income Security Act of 1974, as amended; (f) Sections 1981 through 1988 of Title 42 of the United States Code, as amended; (g) the Labor Management Relations Act; (h) the National Labor Relations Act; (i) the Occupational Safety and Health Act; (j) the Sarbanes-Oxley Act of 2022; (k) the Rehabilitation Act of 1973; (l) Federal Executive Order 11246; (m) the Genetic Information Nondiscrimination Act; (n) the Worker Adjustment and Retraining Notification Act; (o) the Family and Medical Leave Act; (p) the Americans With Disabilities Act, as amended; (q) the Uniformed Services Employment and Reemployment Rights Act; and/or (r) the laws, regulations, rules or ordinances of the State of Georgia, both decisional and statutory.
c.
The Company and Mr. Thomas further agree the above release of claims shall not (i) release the Company from any of its obligations set forth in this Agreement, (ii) affect any vested retirement benefits Mr. Thomas may have, including any benefits to which Mr. Thomas is entitled under any retirement plan of the company that is intended to be qualified under Section 401(a) of the Internal Revenue Code, or (iii) release any claim or claims that cannot, as a matter of law, be released by private agreement.

Initials

/s/ TT

TT

/s/ CC

FB

d.
By executing this Agreement, Mr. Thomas represents that, as of the date he signs this Agreement, no claims, lawsuits, grievances, or charges have been filed by him or on his behalf against the Released Parties. Mr. Thomas further represents that, as of the date of execution of this Agreement, he has no knowledge of any actions or inactions by the Company or any of the Released Parties, or by Mr. Thomas with respect to Mr. Thomas’s employment or relationship with the Company or any of the Released Parties, that Mr. Thomas believes could possibly constitute a basis for a claimed violation of any federal, state, or local law, any common law, or any rule or regulation promulgated by an administrative body.
4.
Release of Age Discrimination in Employment Claims. Mr. Thomas understands and acknowledges that the General Release in Paragraph 3 of this Agreement includes a release of any claims he may have under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., against the Company or any of the Released Parties that may have existed on or prior to the date upon which Mr. Thomas executes this Agreement. Mr. Thomas understands that the ADEA is a federal statute that prohibits discrimination on the basis of age. Mr. Thomas wishes to waive any and all claims under the ADEA that he may have against the Company or any of the Released Parties as of the date upon which he executes this Agreement, and hereby waives such claims. Mr. Thomas understands that any claims under the ADEA that may arise after the date he executes this Agreement are not waived. Mr. Thomas acknowledges that he is receiving consideration for the waiver of any and all claims under the ADEA to which he is not already entitled.

Mr. Thomas, pursuant to and in compliance with the rights afforded him under the Older Worker Benefit Protection Act: (a) is advised to consult with an attorney before executing this Agreement; (b) has, at his option, twenty-one (21) days to consider this Agreement; (c) may revoke this Agreement at any time within the seven (7) day period following his execution of this Agreement (the “Revocation Period”), as described in Paragraph 26; (d) is advised that this Agreement shall not become effective or enforceable until the Revocation Period has expired; and (e) is advised that he is not waiving claims that may arise after the date on which he executes this Agreement. The parties acknowledge and agree that any changes to this Agreement that may be negotiated, whether material or immaterial, will not restart the 21 day consideration period. If Mr. Thomas should choose to sign the Agreement before the expiration of the 21 day consideration period, he does so freely, voluntarily and without coercion.

5.
Unknown Claims. Mr. Thomas covenants and agrees that the General Release in Paragraph 3 of this Agreement includes unknown and unsuspected claims, demands and causes of action, if any, and acknowledges that he may hereafter discover claims or facts in addition to, or different from, those which he now knows or believes to exist, which if known or suspected at the time of executing this Agreement may have materially affected this Agreement. Nevertheless, Mr. Thomas waives any right, claim or cause of action that might arise as a result of such additional or different claims or facts.

Initials

/s/ TT

TT

/s/ CC

FB

6.
Future Rights or Claims. The release of claims shall not affect any rights or claims of Mr. Thomas which arise after the time he signs this Agreement.
7.
Administrative Charges. Nothing in this Agreement limits Mr. Thomas’s ability to file a charge or complaint with the Equal Employment Opportunity Commission (or a charge with a comparable state or local administrative agency), the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Mr. Thomas further understands that this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. For purposes of clarity, nothing in this Agreement prohibits Mr. Thomas from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege. Mr. Thomas is waiving, however, his right to any monetary recovery or relief (including but not limited to reinstatement to employment) should the EEOC or any other agency or commission pursue any claims on his behalf. Mr. Thomas further agrees that if any person, organization, or other entity should bring a claim against the Company or any of the Released Parties, involving any matter covered by the General Release in this Agreement, Mr. Thomas will not accept any personal relief in any such action, including damages, attorneys’ fees, costs, and all other legal or equitable relief. For the avoidance of doubt, however, nothing herein prevents Mr. Thomas from receiving any whistleblower award, including any monetary recovery under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, or any monetary award offered by the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
8.
No Knowledge of Wrongful Conduct. As of the date he signs this Agreement, Mr. Thomas represents that he has no knowledge of any actions or inactions by the Company or its affiliates, their Board members, officers or employees, any of the Released Parties, or by Mr. Thomas with respect to his employment with the Company, that he believes could possibly constitute a basis for a claimed violation of any federal, state, or local law, any common law, or any rule or regulation issued by any government agency. Further, Mr. Thomas represents that he: (i) has not made any claims or allegations to the Company or any Released Party related to sexual harassment or sexual abuse; and (ii) is not aware of any facts or circumstances that would support a claim of sexual harassment or sexual abuse against the Company or any Released Party.

Initials

/s/ TT

TT

/s/ CC

FB

9.
No Encouragement of Claims/No Disparagement. Mr. Thomas covenants that he shall not in any way encourage or assist any person or entity (including, but not limited to, any past, present, or future employee(s) of the Company and/or its affiliated companies and entities) to take or participate in any legal or administrative action against any of the Company or any of the Released Parties, except as otherwise protected by law. Neither shall Mr. Thomas take any action which in any way disparages, or which could harm the reputation of and/or goodwill of, the Company and any of the Released Parties, including, but not limited to, making (directly or indirectly), or encouraging any other(s) to make, any public attack(s) against, or criticism(s) of, any of the Company or any of the Released Parties, and/or communicating with any newspaper or other news media concerning the Company or any of the Released Parties, the terms of this Agreement, or the claims settled pursuant to this Agreement. Further, nothing in this Agreement, including this Paragraph 9, in any way restricts or impedes Mr. Thomas from disclosing the underlying facts or circumstances giving rise to any claim of sexual harassment or sexual assault in accordance with the Speak Out Act.
10.
Trade Secrets/Confidential Business Information. Mr. Thomas recognizes and acknowledges that the Company and its affiliated companies and entities have, through the expenditure of substantial time, effort, and money, developed and acquired certain secret, confidential, and proprietary information and trade secrets of a special and unique nature and of great value to the Company. Mr. Thomas further acknowledges and understands that through his employment with the Company, he has had access to the secret, confidential, and proprietary information and trade secrets of the Company and its affiliated companies and entities. Mr. Thomas covenants that he has returned to the Company all embodiments of such trade secrets and/or secret, confidential, and proprietary information that were in his possession, custody or control. Mr. Thomas further acknowledges that such information has been and will continue to be of central importance to the business of the Company and that the Company and its affiliated companies and entities would be severely damaged if Mr. Thomas or others misuse or improperly disclose this information. To prevent this harm, Mr. Thomas makes the following promises and acknowledges that the Company and its affiliated companies and entities would be irreparably harmed if Mr. Thomas breaches any of them:
(a)
Mr. Thomas shall not use or disclose any trade secret information before it has become generally known by the public through no fault of his own. Mr. Thomas agrees that this prohibition on disclosure and use shall last as long as such information constitutes a trade secret under applicable law.
(b)
Mr. Thomas further promises not to use or disclose any secret, confidential, and proprietary information which does not constitute a trade secret under applicable law before it has become generally known by the public through no fault of his own. Mr. Thomas understands that this promise will continue during the five (5) year period after Mr. Thomas signs this Agreement.

Initials

/s/ TT

TT

/s/ CC

FB

These promises contained in Paragraph 10 of the Agreement are in addition to, not in lieu of, all prohibitions against disclosure and use of trade secrets and other confidential information under applicable state and federal law and any other agreements Mr. Thomas has entered into with the Company or its affiliated companies and entities.

11.
DTSA Notice. The U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (x) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
12.
Restrictive Covenants.
(a)
Non-Competition. Through and for a period of two years after the Separation Date, Mr. Thomas shall not, either directly or by assisting others, on his own behalf or on behalf of any other person or entity of any kind, perform or provide services that are the same as or substantially similar to the services that Mr. Thomas conducted, performed or provided on behalf of the Company in his position as Chief Growth Officer for a Competing Business within the Restricted Area.
(b)
Non-Solicitation of Customers, Vendors or Contractors. Through and for a period of two years after the Separation Date, Mr. Thomas shall not, either directly or by assisting others, on his own behalf or on behalf of any other person or entity of any kind, attempt to influence, solicit, recruit, encourage, persuade, or induce any customer, vendor, or contractor of the Company with whom Mr. Thomas had Material Contact to leave the service or terminate or lessen a business relationship with the Company or for the purpose of selling any products or services for a Competing Business.
(c)
Non-Solicitation of Employees. Through and for a period of two years after the Separation Date, Mr. Thomas shall not, either directly or by assisting others, on his own behalf or on behalf of any other person or entity or any kind, solicit or attempt to solicit the Company’s employees with whom Mr. Thomas had Material Contact to leave their employment with the Company, or disrupt or attempt to disrupt the relationship between the Company and any of its consultants, agents, representatives, or vendors. The provisions of this paragraph shall only apply to those persons employed by the Company at the time of the solicitation or attempted

Initials

/s/ TT

TT

/s/ CC

FB

solicitation and shall not restrict the hiring of any person which occurred without any recruitment or solicitation by Mr. Thomas.
(d)
For the purposes of this Paragraph 12:
(i)
“Company” includes any and all direct and indirect subsidiary, parent, affiliated, or related companies of the Company for which Mr. Thomas worked or had responsibility, or with respect to which Mr. Thomas had access to trade secrets or confidential information, at the time of termination of Mr. Thomas’s employment and at any time during the two year period prior to such termination.
(ii)
“Competing Business” means any business which manufactures, sells, markets or distributes bagels, breads, buns, English muffins, flatbreads, rolls, tortillas, snack cakes, snack bars, cookies, crackers, baking mixes or other bakery products as conducted by the Company as of the Separation Date.
(iii)
“Material Contact” means contact between Mr. Thomas and each customer or potential customer, employee, contractor or vendor of the Company as of the Separation Date
(A)
With whom Mr. Thomas dealt on behalf of the Company;
(B)
Whose dealings with the Company were coordinated or supervised by Mr. Thomas;
(C)
About whom Mr. Thomas obtained confidential information in the ordinary course of business as a result of Mr. Thomas’s employment with the Company; or
(D)
Who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions or earnings for Mr. Thomas within two years prior to the Separation Date;
(iv)
“Restricted Area” means the United States of America (collectively and individually the states of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania,

Initials

/s/ TT

TT

/s/ CC

FB

Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming, the District of Columbia, and the territories of American Samoa, Guam, the Northern Mariana Islands, Puerto Rico and the U.S. Virgin Islands).
(e)
Mr. Thomas agrees to inform any potential new employer, prior to accepting employment, of the existence of the Restrictive Covenants contained in this Paragraph 12.
(f)
Remedies for Breach of Paragraph 12. Mr. Thomas acknowledges that the covenants specified in this Paragraph 12 contain reasonable limitations as to time, geographic area, and scope of activities to be restricted and that such covenants do not impose a greater restraint on Mr. Thomas than is necessary to protect the goodwill, confidential business information, trade secrets, customer and employee relations, and other legitimate business interests of the Company. Mr. Thomas further acknowledges that his obligations under this Agreement are reasonable in the context of the nature of the Company’s business and the competitive injuries likely to be sustained by the Company and its affiliates if Mr. Thomas were to violate such obligations and that these obligations do not place an undue burden on Mr. Thomas. Mr. Thomas also acknowledges and agrees that any violation of the restrictive covenants in this Paragraph 12 would bestow an unfair competitive advantage upon any person or entity, which might benefit from such violation, and would necessarily result in substantial and irreparable damage and loss to the Company. Accordingly, in the event of a breach or a threatened breach by Mr. Thomas of this Paragraph 12, the Company shall be entitled to an injunction restraining Mr. Thomas from such breach or threatened breach, as well as recovery of its costs and reasonable attorneys’ fees. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach including the recovery of damages from Mr. Thomas. In the event that the Company should seek an injunction hereunder, Mr. Thomas waives any requirements that Company post a bond or any other security.
13.
Nonadmission of Wrongdoing. Nothing contained in this Agreement, or the fact that the parties have signed this Agreement and exchanged the consideration provided for hereunder, or the fact that the Company has proposed this Agreement to Mr. Thomas, constitutes or should be construed as an admission of liability and/or any wrongdoing whatsoever by the Company or any of the Released Parties, by whom liability and/or any wrongdoing is expressly denied. Moreover, neither this Agreement nor anything herein shall be admissible in any

Initials

/s/ TT

TT

/s/ CC

FB

proceeding as evidence of, or an admission by the Company or any of the Released Parties of, any violation of any federal, state, or local laws, or of their own policies or procedures.
14.
Return of Property. Mr. Thomas affirms that he will have returned within a reasonable time after the Separation Date, to the Company in reasonable working order all Company Property, as described more fully below. “Company Property” includes company-owned or leased motor vehicles, equipment, computers, supplies and documents. Such documents may include but are not limited to customer lists, financial statements, business plans, cost data, price lists, invoices, forms, passwords, electronic files and media, mailing lists, contracts, reports, manuals, personnel files, correspondence, business cards, drawings, employee lists or directories, lists of vendors, photographs, maps, surveys, and the like, including copies, notes or compilations made there from, whether such documents are embodied on “hard copies” or contained on computer disk or any other medium. Mr. Thomas further agrees that he will not retain any copies or duplicates of any such Company Property.
15.
Voluntary Execution/Interpretation. All parties to this Agreement hereby declare and represent that no promise, inducement, or agreement not herein expressed has been made to them regarding this Agreement, and that each has sought advice concerning this Agreement from counsel of his or its choice. All parties to this Agreement further acknowledge that each has executed this Agreement freely and voluntarily, with full knowledge of all material facts after independent investigation, and without fraud, duress or undue influence of any kind or nature whatsoever; and that they fully understand each and every provision contained herein. Therefore, the normal rule of construction that any ambiguity or uncertainty in a writing shall be interpreted against the party drafting the writing shall not apply to any action on this Agreement. Mr. Thomas further acknowledges that this Agreement was written in a manner calculated to be understood by him and that he understands the contents of this Agreement.
16.
Successors in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, and successors in interest. Such heirs, legal representatives and successors in interest are expressly authorized to enforce the terms of this Agreement, including, but not limited to, the confidentiality provisions hereof. This Agreement is non-assignable except that the Company’s rights, duties, and obligations under this Agreement may be assigned to any affiliated company or entity.
17.
Tax Matters. By signing this Agreement, Mr. Thomas acknowledges that he will be solely responsible for any taxes which may be imposed on him as a result of the Severance Benefits, all amounts payable to him under this Separation Agreement will be subject to applicable tax withholding by the Company, and the Company has not made any representations or guarantees regarding the tax result for him with respect to any income recognized by him in connection with this Agreement or the Severance Benefits.

Initials

/s/ TT

TT

/s/ CC

FB

18.
Waiver. No waiver of any breach of any term or provision of this Agreement shall be, or shall be construed to be, a waiver of any other breach of this Agreement. No waiver shall be binding under this Agreement unless in writing and signed by the party waiving the breach.
19.
Savings Provision. Mr. Thomas and the Company agree that if any provision of this Agreement is unenforceable, that provision either may be enforced to the maximum extent allowed by law, modified as necessary to make it fully enforceable, or considered severed from this Agreement. The parties agree that any unenforceable provision does not invalidate any other provision of this Agreement, or the Agreement in its entirety, and they agree they will continue to fulfill all other obligations hereunder. Should any portion, word, clause, phrase, sentence or paragraph of this Agreement be declared unreasonable, overbroad, unduly restrictive, void or unenforceable, such portion shall be modified or deleted in such a manner as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable law.
20.
Confidentiality of Agreement. In any action regarding this Agreement, including any enforcement action, the introduction of this Agreement into evidence shall be preceded by a motion for a court order protecting its confidentiality.
21.
Entire Agreement. This Agreement is the entire agreement between the parties that exists as of the effective date hereof with regard to the subject matter hereof. Any and all prior agreements or understandings, written, oral or otherwise between the parties, not embodied in this Agreement, are of no force and effect. This is an integrated document. The terms of this Agreement may not be modified, except by written agreement of the parties or as set forth in Paragraph 19 hereof.
22.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to conflict of law principles. The parties further agree that this Agreement may be enforced exclusively in any court of competent jurisdiction in the State of Georgia and the parties hereby subject themselves to the jurisdiction of such courts in any such enforcement action.
23.
No Assignment. Mr. Thomas warrants that he has not assigned or transferred, or purported to assign or transfer, to any person or other entity, any right, claim, demand, or cause of action (or any interest therein) that is subject to this Agreement.

Initials

/s/ TT

TT

/s/ CC

FB

24.
Cooperation. Mr. Thomas shall cooperate with the Company in any necessary transition of his responsibilities. Mr. Thomas shall also respond to reasonable requests for information from the Company regarding matters that may arise in the Company’s business. Further, Mr. Thomas shall cooperate with the Company in any legal proceeding. Such cooperation in any legal proceeding shall include, but is not limited to:
(a)
Not communicating with opposing counsel, party and/or agents thereof, except by way of trial or deposition testimony, or through Company counsel, unless otherwise required by law;
(b)
Making himself available upon reasonable advance notice for any legal proceeding, irrespective of other commitments or schedule conflicts;
(c)
Making himself available, upon request by the Company’s counsel and at reasonable times, with at least fourteen (14) calendar days’ prior notice, for meetings and depositions;
(d)
Executing accurately stated affidavit(s) if requested by the Company’s counsel; and
(e)
Providing any documents and information in his possession on a timely basis as requested by the Company’s counsel.
25.
Acknowledgements. By signing below, Mr. Thomas represents and warrants that he has been offered a period of at least twenty-one (21) calendar days to consider this Agreement. Mr. Thomas acknowledges that if he signs this Agreement prior to the expiration of the 21-day period, that he did so voluntarily. Mr. Thomas waives any right he may have to additional time beyond this consideration period within which to consider this Agreement. By signing this Agreement, Mr. Thomas further acknowledges and agrees that:
(g)
he has carefully read and understands the terms of this Agreement and that he is waiving legal rights;
(h)
he has signed this Agreement freely and voluntarily and without duress or coercion and with full knowledge of its significance and consequences and of the rights relinquished, surrendered, released and discharged hereunder;
(i)
the only consideration for signing this Agreement are the terms stated herein and no other promise, agreement or representation of any kind has been made to Mr. Thomas by any person or entity whatsoever to cause him to sign this Agreement; and
(j)
the Company advised Mr. Thomas of his right to consult with an attorney before signing this Agreement.

Initials

/s/ TT

TT

/s/ CC

FB

26.
Revocation. This Agreement may be revoked by Mr. Thomas within seven (7) calendar days after the date he signs this Agreement, by filing a written revocation notice with Cindy Cox, Chief Human Resources Officer, Flowers Bakeries, LLC., 1919 Flowers Circle, Thomasville, GA 31757, and will not become effective or enforceable until this Revocation Period has expired, without revocation (the “Effective Date”). Should Mr. Thomas choose to revoke this Agreement within this seven (7) calendar day Revocation Period, he must, concurrent with such revocation, return to the Company all consideration provided him hereunder, if any. If this Agreement is not revoked within the Revocation Period, the Effective Date will be the date immediately following the last day of Revocation Period.
27.
Clawback. Notwithstanding anything in this Agreement to the contrary, Mr. Thomas acknowledges and agrees that this Agreement and the award described herein, as well as any prior equity-based awards, annual incentive awards and/or other incentive-based compensation Mr. Thomas has received or may receive, are subject to the terms and conditions of the Company’s Clawback Policy, as it may be amended from time, or any other applicable recoupment, recapture, clawback, or recovery policy of the Company as adopted by the Company or its affiliates and in effect from time to time including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Company or its affiliates’ common stock may be traded) (the “Compensation Recovery Policy”), and that applicable provisions of this Agreement shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date hereof. A copy of the Compensation Recovery Policy is available upon request.

MR. THOMAS ACKNOWLEDGES AND AGREES THAT HE HAS READ AND UNDERSTANDS THIS AGREEMENT AND THAT HE HAS SIGNED THIS AGREEMENT VOLUNTARILY FOR THE PURPOSE OF RECEIVING ADDITIONAL COMPENSATION FROM THE COMPANY BEYOND THAT PROVIDED BY NORMAL COMPANY POLICY.

[Signature Page Follows]

Initials

/s/ TT

TT

/s/ CC

FB

IN WITNESS HEREOF, the Parties have executed this Agreement, consisting of twenty-seven (27) numbered paragraphs.

Terry Thomas			Flowers Bakeries, LLC

/s/ Terry Thomas		By:	/s/ Cindy Cox

		Print:	Cindy Cox

		Title:	CLC

Date:	04/23/2026 | 5:33:56 AM PDT	Date:	04/23/2026 | 9:24:26 AM PDT